QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of PriceSmart, Inc. for the registration of 339,750 shares of its common stock and to the incorporation by reference therein of our report dated October 30, 2000, with respect to the consolidated financial statements of PriceSmart, Inc. included in its Annual Report on Form 10-K/A for the year ended August 31, 2000 filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

San Diego, California
November 15, 2001

QuickLinks

  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS